EXHIBIT 11.0

                       COMPUTATIONS OF EARNINGS PER SHARE
                               Three Months Ended
                                 March 31, 2000

                                              Less
                        Total Shares      Unallocated      Shares Used For
                        Outstanding       ESOP Shares      EPS Calculation
                        -----------       -----------      ---------------
    December 31, 1999     1,162,320          66,313          1,096,007
    January 31, 2000      1,162,320          66,313          1,096,007
    February 29, 2000     1,162,320          66,313          1,096,007
    March 31, 2000        1,162,320          66,313          1,096,007

             Weighted average number of shares outstanding for
             the quarter ended March 31, 2000, for earnings
             per share calculation                                1,096,007
                                                                  ---------

             Stock options outstanding at March 31, 2000:           147,276
                                                                    -------

             Exercise price of stock options:                  $9.42 per share
                                                               ---------------

             Average stock price for three month period:
             ended March 31, 2000                                    $8.909
                                                                     ------


                                                          Three Months Ended
                                                          ------------------
                                                               March 31,
                                                               ---------
Basic Earnings Per Share                                2000            1999
------------------------                             -----------      ---------
Income available to common stockholders                  $52,804        $57,379
                                                     ===========      =========
Weighted average number of common shares
    outstanding for basic EPS calculation              1,096,007      1,335,051
                                                     ===========      =========

         Basic Earnings Per Share                           $.05           $.04
                                                     ===========      =========

Diluted Earnings Per Share
--------------------------

Income available to common stockholders                  $52,804        $57,379
                                                     ===========      =========
Weighted average number of common shares
    outstanding for basic EPS calculation              1,096,007      1,335,051

Weighted average common shares issued
    under stock option plans                             147,276        148,843

Less weighted average shares assumed
    repurchased with proceeds                           (147,276)      (135,784)
                                                     -----------      ---------
Weighted average number of common shares
    outstanding for diluted EPS calculation            1,096,007      1,348,110
                                                     ===========      =========

         Diluted Earnings Per Share                         $.05           $.04
                                                     ===========      =========

                       COMPUTATIONS OF EARNINGS PER SHARE
                                Six Months Ended
                                 March 31, 2000

                                              Less
                        Total Shares      Unallocated      Shares Used For
                        Outstanding       ESOP Shares      EPS Calculation
                        -----------       -----------      ---------------
    September 30, 1999    1,294,420          66,313          1,228,107
    October 31, 1999      1,294,420          66,313          1,228,107
    November 30, 1999     1,294,420          66,313          1,228,107
    December 31, 1999     1,162,320          66,313          1,096,107
    January 31, 2000      1,162,320          66,313          1,096,107
    February 29, 2000     1,162,320          66,313          1,096,107
    March 31, 2000        1,162,320          66,313          1,096,107

            Weighted average number of shares outstanding for
            the quarter ended March 31, 2000, for earnings
            per share calculation                                1,152,678
                                                                 ---------

            Stock options outstanding at March 31, 2000:           147,276
                                                                   -------

            Exercise price of stock options:                  $9.42 per share
                                                              ---------------
            Average stock price for six month period:
            ended March 31, 2000                                   $11.144
                                                                   -------

                                                           Six Months Ended
                                                          ------------------
                                                               March 31,
                                                               ---------
Basic Earnings Per Share                                2000            1999
------------------------                             -----------     ---------
Income available to common stockholders               $146,562        $207,410
                                                     =========       =========
Weighted average number of common shares
    outstanding for basic EPS calculation            1,152,678       1,362,176
                                                     =========       =========

         Basic Earnings Per Share                         $.13            $.15
                                                     =========       =========
Diluted Earnings Per Share
--------------------------
Income available to common stockholders               $146,562        $207,410
                                                     =========       =========
Weighted average number of common shares
    outstanding for basic EPS calculation            1,152,678       1,362,176

Weighted average common shares issued
    under stock option plans                           147,276         148,843

Less weighted average shares assumed
    repurchased with proceeds                         (124,492)       (136,298)
                                                     ---------       ---------
Weighted average number of common shares
    outstanding for diluted EPS calculation          1,175,462       1,374,721
                                                     =========       =========

Diluted Earnings Per Share                                $.12            $.15
                                                     =========       =========